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                                                               EXHIBIT 3(c)(iv)

                    PRINCIPAL VARIABLE CONTRACTS FUND, INC.

                            PARTICIPATION AGREEMENT

   THIS AGREEMENT is made this 16th day of April, 2007 among PRINCIPAL VARIABLE CONTRACTS FUND, INC., an open-end management investment company organized under the laws of the State of Maryland ("PVC"), PRINCIPAL FUNDS DISTRIBUTOR, INC. ("PFDI"), a principal underwriter for the Class 1 shares of PVC, organized under the laws of the State of Washington (and known as WM Funds Distributor, Inc. prior to the time this Agreement becomes effective), and American General Life Insurance Company, a life insurance company organized under the laws of the State of Texas(the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").

                                  WITNESSETH:

   WHEREAS, PVC is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and PVC has registered its shares under the Securities Act of 1933, as amended (the "1933 Act"); and

   WHEREAS, PVC desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with PVC (the "Participating Insurance Companies"); and

   WHEREAS, PVC issues shares of capital stock, divided into several series of shares (the "Funds"), each Fund representing an interest in a particular managed fund of securities and other assets; and

   WHEREAS, the SEC has issued an order granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of Funds of PVC for which PFDI is principal underwriter to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and

   WHEREAS, Principal Management Corporation (the "Adviser") is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities laws; and

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   WHEREAS, PFDI is registered as a broker-dealer with the SEC under the
Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

   WHEREAS, the Company desires to utilize shares of those Funds of PVC identified on Schedule A as an investment vehicle for the variable life insurance and/or variable annuity contracts issued by the Company and identified on Schedule A (collectively, the "Contracts") funded by the Accounts;

   NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                                  ARTICLE I.
                              Sale of PVC Shares

   1.1. PVC shall make Class 1 shares of the Funds available to the Accounts at the net asset value next computed after receipt of such purchase order by PVC (or its agent), as established in accordance with the provisions of the then current prospectus of PVC. Shares of a particular Fund of PVC shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Board of Directors of PVC (the "Board") may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of PVC (the "Directors") acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

   1.2. PVC will redeem any full or fractional shares of any Fund when requested by the Company on behalf of an Account at the net asset value next computed after receipt by PVC (or its agent) of the request for redemption in good order in accordance with the provisions of the then current prospectus of PVC.

   1.3. For the purposes of Sections 1.1 and 1.2, PVC hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investments in and payments under the Contracts. Receipt by the Company shall constitute receipt by PVC provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Fund is determined in accordance with its prospectus and (ii) PVC receives notice of such orders by fax by 9:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which PVC calculates its net asset value pursuant to the rules of the SEC.

   1.4. Purchase orders that are transmitted to PVC in accordance with
Section 1.3 shall be paid for by the Company no later than 4:00 p.m. New York time on the same Business Day that PVC receives notice of the order. PVC shall pay and transmit the proceeds of redemption orders that are transmitted to PVC in accordance with Section 1.3 no later than 4:00 p.m. New York time on the same Business Day that PVC receives notice of the redemption, except that PVC

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reserves the right to postpone payment upon redemption consistent with
Section 22(e) of the 1940 Act and any rules thereunder. Payments by the Company for the purchase of shares of the Funds by its Accounts and payments by PVC of the proceeds of the redemption of shares of the Funds by such Accounts may be netted against one another on any Business Day for the purpose of determining the amount of any wire transfer on that Business Day. Payments shall be made in federal funds transmitted by wire.

   1.5. Issuance and transfer of PVC's shares will be by book entry only. Share certificates will not be issued to the Company or the Account. Shares purchased from PVC will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account. PVC shall fax to the Company at the number designated by the Company a copy of a transaction report and a transaction history report on the Business Day following each trade.

   1.6. PFDI shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on PVC's shares at least five
(5) Business Days prior to the ex-dividend date. On the ex-dividend date or, if not a Business Day on the first Business Day thereafter, PFDI shall notify the Company of the actual amount of dividend or distribution payable per share. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Fund's shares in additional shares of that Fund. PFDI shall, on the date of issuance or if not a Business Day on the first Business Day thereafter, notify the Company of the number of shares so issued in payment of such dividends and distributions.

   1.7. PFDI shall fax the closing net asset value per share for each Fund to the Company on a daily basis as soon as reasonably practicable after such closing net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. New York time. Any material error in the calculation or reporting of the closing net asset value per share shall be reported promptly to the Company upon discovery. In such event the Company shall use reasonable efforts to assist PVC in adjusting the number of shares purchased or redeemed or otherwise complying with PVC's net asset value correction procedures as in effect from time to time. The procedures currently in effect are attached as Exhibit 1.

       In the event the closing net asset value per share is not made available to the Company on a timely basis and as a result the Company is unable to timely process its daily purchase and redemption orders, PFDI agrees to reimburse the Company for any loss it incurs on account of such orders as well as for the reasonable cost of Company personnel required to take any necessary action.

       In the event the Company receives materially incorrect calculation or reporting of the closing net asset value per share, PFDI agrees to reimburse the Company for any purchase and redemption losses and the reasonable cost of Company personnel and actions required to correct the error.

   1.8. Each Business Day, after it has received the fax listing the Company's orders for purchasing and redeeming Fund shares, PFDI shall send the Company at the number designated by the Company a fax confirming such orders and listing the closing net asset value for the prior Business Day. In the event PFDI does not provide the closing net asset value per share to the

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Company on a timely basis, or provides an incorrect calculation or reporting of the closing net asset value per share due to the Company's failure to provide the listing of the Company's orders for purchasing and redeeming Fund shares on a timely basis or in a manner that results in an incorrect calculation or reporting of the closing net asset value per share, PFDI shall be under no obligation to reimburse the Company for any loss it incurs on account of such orders or any cost incurred by the Company to take any necessary corrective action.

   1.9. PVC agrees that its shares will be sold only to Participating Insurance Companies and their separate accounts, to certain qualified pension and retirement plans ("Qualified Plans"), to the Adviser and to others only to the extent permitted by the Exemptive Order. The Company agrees that PVC shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time, and that it will perform the obligations of a Participating Insurance Company under the Exemptive Order.

   1.10. PVC agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.10 and Article IV of this Agreement.

                                  ARTICLE II.
                          Obligations of the Parties

   2.1. PVC shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses, profiles (if any) and statements of additional information of PVC. PVC shall bear the costs of registration and qualification of its shares, preparation and filing or the documents listed in this
Section 2.1. and all taxes to which an issuer is subject on the issuance and transfer of its shares.

   2.2. At the option of the Company, PVC shall (a) provide the Company with as many copies of PVC's current prospectus, profile (if any), annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; and (b) provide the Company with a camera-ready copy of such documents in a form suitable for printing. PVC shall provide the Company with a copy of its statement of additional information in a form suitable for duplication by the Company. PVC shall also provide the Company with such other assistance as is reasonably necessary in order for the Company once each year (or as often as is required by the SEC) to have the prospectus for the Contracts and the prospectus or profile (if any) for the Funds printed together in one document. The prospectus, profile (if any) and statement of additional information provided by PVC shall relate either to all funds of PVC or only the Funds of PVC, as the Company shall reasonably request. PVC (at its expense) shall provide the Company with copies of any PVC-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.

   2.3. As among the parties, PVC will bear the costs of preparing, filing with the SEC and setting for printing PVC's prospectus, statement of additional information and any supplements thereto, periodic reports to shareholders, proxy material and other shareholder communications.

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The Company will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account D prospectus, statement of additional information and any supplements thereto, periodic reports to owners, annuitants or participants under the Contracts (collectively, "Participants"), and other Participant communications. As among the parties, PVC and the Company each will bear the costs of printing and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 2.3, it being understood that reasonable cost allocations will be made in cases where any such PVC and Company documents are printed or mailed on a combined or coordinated basis. Subject to the above cost allocation procedures, the Company will distribute all proxy material furnished by PVC to Participants or will provide record owner data to PVC's proxy mailing service for mailing and tabulation.

   2.4. The Company shall furnish, or cause to be furnished, to PVC (or its designee), a copy of the Contract prospectus and statement of additional information in which PVC or PFDI is first named prior to the filing of such document with the SEC. The Company shall furnish, or shall cause to be furnished, to PVC (or its designee) a copy of each subsequent Contract prospectus and statement of additional information in which PVC or PFDI is named concurrently with the filing of such document with the SEC provided that there are no material changes in disclosure related to PVC or PFDI. PVC may, in its reasonable discretion, request that the Company modify any references to PVC or PFDI in subsequent filings. The Company shall furnish, or shall cause to be furnished, to PVC (or its designee), each piece of sales literature or other promotional material in which PVC or PFDI is named, at least five Business Days prior to its use or concurrently with the filing of such document with the NASD, whichever is greater. No such material shall be used if PVC (or its designee) reasonably objects to such use within five Business Days after receipt of such material.

   2.5. PVC shall furnish, or cause to be furnished, to the Company (or its designee), a copy of any initial PVC prospectus and statement of additional information in which the Company is first named prior to the filing of such document with the SEC. PVC shall furnish, or shall cause to be furnished, to the Company (or its designee) a copy of each subsequent PVC prospectus, profile (if any) and statement of additional information in which the Company is named concurrently with the filing of such document with the SEC provided that there are no material changes in disclosure related to the Company. The Company may, in its reasonable discretion, request that PVC modify any references to the Company in subsequent filings. PVC shall furnish, or shall cause to be furnished, to the Company (or its designee) each piece of sales literature or other promotional material in which the Company is named, at least five Business Days prior to its use or concurrently with the filing of such document with the NASD, whichever is greater. No such material shall be used if the Company (or its designee) reasonably objects to such use within five Business Days after receipt of such material.

   2.6. The Company shall not give any information or make any representations or statements on behalf of PVC or PFDI or concerning PVC, PFDI or the Adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement, prospectus or profile (if any) for PVC shares (as such registration statement, profile (if any) and prospectus may be amended or supplemented from time to time), reports of PVC, PVC-sponsored proxy statements, or in sales literature or

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other promotional material approved by PVC or its designee or PFDI, except as required by legal process or regulatory authorities or with the written permission of PVC or its designee or PFDI.

   2.7. Neither PVC nor PFDI shall give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.

   2.8. PVC or PFDI will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Funds (including, but not limited to, any material change in its registration statement or prospectus affecting the Funds and any proxy solicitation sponsored by PVC or PFDI affecting the Funds) and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them when reasonably practicable in the view of PVC in conjunction with regular annual updates of the prospectus for the Contracts.

   2.9. PVC and PFDI agree to maintain a blanket fidelity bond or similar coverage for the benefit of PVC in an amount not less than the minimum coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time under the 1940 Act.

   2.10. So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for variable Contract owners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts which are registered as investment companies under the 1940 Act, in shares of PVC. The Company will vote shares of PVC held by an Account and for which no timely voting instructions from Contract owners are received, as well as shares that it owns directly or indirectly through an Account, in the same proportion as those shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for PVC shares held by Contract owners without the prior written consent of PVC, which consent may be withheld in PVC's sole discretion, except in the event that the Company determines, in reliance on an opinion of counsel, that a proxy proposal would result in a violation of applicable insurance laws.

   2.11. PVC shall use its best efforts to maintain qualification of each Fund as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended ("Code") and shall notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future. PVC and PFDI acknowledge that compliance with Subchapter M is an essential element of compliance with
Section 817(h) by a corporation.

   2.12. Each Fund shall comply with the requirements of Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable life

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insurance policies and variable annuity contracts, and PVC shall notify the
Company immediately upon having a reasonable basis for believing that any Fund has ceased or might cease to so comply. In addition, PVC will immediately take such steps as may reasonably be necessary to adequately diversify the Fund to achieve compliance.

   2.13. PVC shall provide the Company or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements on a quarterly basis.

   2.14. PVC shall provide monthly statements of account as of the end of each month for all of the Company's accounts by the fifteenth (15th) Business Day of the following month.

   2.15. The Company acknowledges that the Funds are intended for long-term investment purposes and not for "market timing" or other forms of excessive short-term trading, represents and warrants that it has adopted policies and procedures reasonably designed to identify and curtail excessive short-term trading in interests in the Accounts, agrees to furnish PVC such information as may be reasonably requested to permit its Board to consider such policies and procedures and further agrees to cooperate with PVC in implementing any policies and procedures adopted by PVC to identify and curtail excessive short-term trading in shares of the Funds of PVC in which the Accounts may invest. The parties agree to adhere to the provisions set forth as Exhibit 2 in order to comply with Rule 22c-2 under the 1940 Act.

                                 ARTICLE III.
                        Representations and Warranties

   3.1. The Company represents and warrants that it is a life insurance company duly organized or existing and in good standing under applicable law and has legally and validly established and will maintain each Account as a segregated asset account under relevant state insurance law.

   3.2. The Company represents and warrants that each of the Accounts (1) has been registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated asset account for its variable annuity or variable life contracts, including the Contracts, or alternatively has not been registered in proper reliance upon an exclusion from registration under the 1940 Act; (2) the Accounts comply, and will continue to comply, in all material respects with applicable requirements of the 1940 Act and the rules thereunder;
(3) the Accounts' 1933 Act registration statements relating to the Contracts, together with any amendments thereto, will at all times comply in all materials respects with the requirements of the 1933 Act and the rules thereunder; and
(4) the prospectus for each Contract will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

   3.3. The Company represents and warrants that the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that in all material respects the

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Contracts or interests in the Accounts comply with, and will be issued and sold in compliance with, all applicable federal and state laws.

   3.4. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as modified endowment, annuity or life insurance contracts under applicable provisions of the Code and agrees that it will make every effort to maintain such treatment and will notify PVC immediately upon having a reasonable basis for believing that its Contracts or any of them have ceased to be so treated or might not be so treated in the future.

   3.5. The Company represents and warrants that it has adopted and implemented internal controls reasonably designed to prevent the Company from aggregating orders for the purchase or redemption of shares of a Fund received before the time the net asset value of the Fund is determined in accordance with its prospectus with orders received after that time and to minimize errors that could result in late transmissions of orders to the Fund and agrees to furnish PVC such information as may be reasonably requested to permit its Board to consider such controls.

   3.6. PVC represents and warrants that it is duly organized and validly existing under the laws of the State of Maryland.

   3.7. PVC represents and warrants that PVC shares offered and sold pursuant to this Agreement are registered under the 1933 Act and PVC is registered under the 1940 Act. PVC shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. PVC shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by PVC.

   3.8. PVC represents and warrants that the investments of each Fund will comply with the diversification requirements set forth in Section 817(h) of the Code and the rules and regulations thereunder.

   3.9. PVC represents and warrants that under the terms of its investment advisory agreements with the Adviser that the Adviser is and will be responsible for managing the trust in compliance with the trust's investment objectives, policies and restrictions as set forth in the trust prospectus.

   3.10. PFDI represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. PFDI further represents that it will sell and distribute PVC shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

   3.11. PFDI represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for PVC in compliance in all material respects with the laws of the State of Maryland and any applicable state and federal securities laws.

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   3.12. Each party will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates, except as required by legal process or regulatory authorities or with the written permission of the other parties.

   3.13. In addition, PVC and PFDI shall not, directly or indirectly, disclose or use any nonpublic personal information regarding the consumers or customers of the Company (as the terms "consumer" and "customer" are defined in Rule 3(g) and 3(j), respectively, of Regulation S-P of the SEC) ("Confidential Information"), other than to carry out the functions contemplated by this Agreement. The foregoing obligation of confidentiality shall not extend to any portion of the Confidential Information that is, or becomes, generally available to the general public from: (a) federal, state or local governmental records, (b) widely distributed media, or (c) disclosures to the general public that are required to be made by federal, state or local law.

                                  ARTICLE IV.
                              Potential Conflicts

   4.1. The parties acknowledge that PVC's shares may be made available for investment to other Participating Insurance Companies and to Qualified Plans. In such event, the Board will monitor PVC for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies and Qualified Plan investors. An irreconcilable material conflict may arise for a variety of reasons, including:
(a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners and Qualified Plan participants; (f) a decision by an insurer to disregard the voting instructions of contract owners; or (g) a decision by a Qualified Plan to disregard participant voting instructions. PVC shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

   4.2. The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Exemptive Order by providing the Board with all information reasonably necessary for the Directors to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.

   4.3. If it is determined by the Board, or a majority of the disinterested Directors, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with Qualified Plans to the extent applicable and other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Board) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from PVC or any Fund and reinvesting such

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assets in a different investment medium, including (but not limited to) another fund of PVC, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. The Company agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out with a view only to the interests of the owners of the Contracts.

   4.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at PVC's election, to withdraw the affected Account's investment in PVC and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Any such withdrawal and termination must take place within six (6) months after PVC gives written notice that this provision is being implemented. Until the end of such six
(6) month period, PVC shall continue to accept and implement orders by the Company for the purchase and redemption of shares of PVC upon the terms set forth above.

   4.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in PVC and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Directors. Until the end of such six (6) month period, PVC shall continue to accept and implement orders by the Company for the purchase and redemption of shares of PVC upon the terms set forth above.

   4.6. For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contact owners materially adversely affected by the irreconcilable material conflict. In the event that the Directors determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in PVC and terminate this Agreement within six (6) months after the Directors inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Directors.

   4.7. The Company shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the duties

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imposed upon it by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

   4.8. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then PVC and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

   4.9. The Company will maintain at its home office available to the SEC a list of its officers, directors and employees who participate directly in the management and administration of any separate account organized as a unit investment trust or of any Fund, which individuals will continue to be subject to the automatic disqualification provisions of Section 9(a) of the 1940 Act.

   4.10. PVC hereby notifies the Company that it may be appropriate to include in prospectuses for the Contracts disclosure regarding potential conflicts as described in Section 4.1 of this Agreement.

   4.11 The parties acknowledge that the provisions of Article IV, as well as other provisions of this Agreement, have been included for purposes of implementing the terms and conditions of the Exemptive Order. They agree that the terms and conditions of the Exemptive Order shall govern to the extent they address matters not covered by this Agreement or may be inconsistent with the provisions of this Agreement. The parties acknowledge that the terms and conditions of the Exemptive Order are noted in the notice and order issued by the SEC with respect to the Exemptive Order (Release Nos. IC-24679 (October 5,
2000) (notice) and IC 24723 (October 31, 2000) (order).

                                  ARTICLE V.
                                Indemnification

   5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless PVC, PFDI, and each of their directors, officers, employees and agents and each person, if any, who controls PVC or PFDI within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:

   (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement, prospectus or profile (if any) for the Contracts or in the Contracts themselves or in sales literature generated or approved by the

Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of PVC or PFDI for use in Company Documents or otherwise for use in connection with the sale of the Contracts or PVC shares; or

   (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from PVC Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or PVC shares; or

   (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in PVC Documents as defined in
Section 5.2(a) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to PVC or PFDI by or on behalf of the Company; or

   (d) arise out of or result from any failure by the Company to perform its obligations under this Agreement; or

   (e) arise out of or result from any material breach of any representation/and or warranty made by the Company or arise out of or result from any other material breach of this Agreement.

   5.2. Indemnification by PFDI. PFDI and the Adviser jointly and severally agree to indemnify and hold harmless the Company and each of its Trustees, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of PFDI) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in correction therewith) (collectively, "Losses"), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such
Losses:

   (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for PVC (or any amendment or supplement thereto), (collectively, "PVC Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to PVC by or on behalf of the Company for use in PVC Documents or otherwise for use in connection with the sale of the Contracts or PVC shares; or

   (b) arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Company Documents, provided that such statements or representations are other than those described in (c) below) or wrongful conduct of PFDI, the Adviser, PVC or persons under their control, with respect to the sale or acquisition of the Contracts or PVC shares; or

   (c) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Company by or on behalf of PVC; or

   (d) arise out of or result from any failure by PVC or PFDI or the Adviser to provide the services or furnish the materials required under the terms of this Agreement; or

   (e) arise out of or result from any material breach of any representation and/or warranty made by PVC or PFDI or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by PVC or PFDI or the Adviser (including a failure whether unintentional, or in good faith, or otherwise, to comply with the diversification and other qualification requirements specified in Article II of this agreement).

   5.3. None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an Indemnified Party that arise from such Indemnified Party's fraud, willful misfeasance, bad faith or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

   5.4. None of the parties to this Agreement shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the other parties in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such Indemnified Party (or after such Indemnified Party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the Indemnified Party in the absence of Sections 5.1 and 5.2.

   5.5. In case any such action is brought against the Indemnified Parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the Indemnified Party of an election to assume such defense, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

                                  ARTICLE VI.
                                  Termination

   6.1 This Agreement shall terminate as to the sale and issuance of new
Contracts:

   (a) at the option of any party, for any reason upon ninety (90) days advance written notice to the other parties, unless a shorter time period is agreed to in writing by the parties to this Agreement;

   (b) at the option of the Company, upon one week advance written notice to PVC, if PVC shares are not reasonably available to meet the requirements of the Contracts as determined by the Company;

   (c) at the option of the Company, immediately upon institution of formal proceedings against PVC, PFDI, or the Adviser by the NASD, SEC, or any other regulatory body that are deemed by the Company to materially affect the performance of the obligations under this Agreement;

   (d) at the option of PVC or PFDI, immediately upon institution of formal proceedings against the broker-dealer or broker-dealers marketing the Contracts, the Accounts, or the Company by the NASD, SEC, or any other regulatory body that are deemed by PVC or PFDI to materially affect the performance of the obligations under this Agreement;

   (e) upon the requisite vote of Contract owners having the right to give voting instructions with respect to PVC Shares, or SEC approval of an application pursuant to Section 26(c) of the 1940 Act, to substitute for PVC's shares the shares of another investment company in accordance with the terms of the applicable Contacts. The Company will give forty-five (45) days written notice to PVC of any proposed application or vote to replace PVC's shares. PVC, the Adviser, and PFDI shall cooperate with the Company in connection with such application;

   (f) upon assignment (as defined in Section 2(a)(4) of the 1940 Act) of the Agreement, unless made with the written consent of all other parties hereto;

   (g) at the option of the Company, if PVC's shares are not registered, issued or sold in conformance with federal law or such law precludes the use of PVC's shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by each party should such situation occur;

   (h) by any party to the Agreement upon a determination by a majority of the Board of PVC, or a majority of its disinterested Directors, that an irreconcilable material conflict exists;

   (i) at the option of PVC or PFDI, if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code or if the Contracts are not registered, issued or sold in accordance with applicable state and/or federal law;

   (j) at the option of the Company, if the need for substitution of the shares of another investment company, pursuant to Section 26(c) of the 1940 Act, arises out of PVC's failure to have its shares registered, issued or sold in conformance with federal law, including applicable tax law, the expenses of obtaining such order shall be reimbursed by PFDI. PVC, the Adviser, and PFDI shall cooperate with the Company in connection with such application; or

   (k) at the option of the Company by written notice to PVC with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M, if such Fund is taxable as a corporation, or fails to comply with the Section 817(h) diversification requirements specified in Article II hereof, or if the Company reasonably believes that such Fund may fail to so qualify or comply.

   6.2 Notwithstanding any termination of this Agreement, PVC shall, at the option of the Company, continue to make available additional shares of PVC (or any Fund) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of termination of this Agreement provided that the Company continues to pay the costs set forth in Section 2.3. This Section 6.2 shall not apply to any terminations under Article IV of this Agreement. Terminations under Article IV shall be governed by that Article.

   6.3 The provisions of Articles III and V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.10 shall survive the termination of this Agreement as long as shares of PVC are held on behalf of Contract Owners in accordance with Section 6.2. Specifically, without limitation, the owners of any existing Contracts shall, subject to the terms and conditions of this Agreement and the PVC prospectus, be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Fund and/or invest in PVC upon the making of additional premium payments under the existing Contracts.

                                  ARTICLE VII
                                    Notices

   Any notice required under this Agreement shall be sufficiently given when sent by registered or certified mail, by facsimile transmission (provided that a copy is also sent by registered or certified mail) or by a nationally recognized overnight delivery service, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

   If to PVC or PFDI:

          Principal Variable Contracts Fund, Inc.
          680 8th Street
          Des Moines, Iowa 50392-0200
          Attention: Ralph C. Eucher, President
   with a copy to:

          Michael D. Roughton, Esq.
          Counsel
          Principal Variable Contracts Fund, Inc.
          711 High Street
          Des Moines, Iowa 50392-0300

   If to the Company:

          American General Life Insurance Company
          2727-A Allen Parkway
          Houston, Texas 77019-2155
          Attention: General Counsel

   with a copy to:

          Katherine Stoner
          Vice President, Associate General Counsel and Corporate Secretary The Variable Annuity Life Insurance Company
          2929 Allen Parkway, L4-01
          Houston, Texas 77019

                                 ARTICLE VIII.
                        Unregistered Separate Accounts

   Pursuant to Section 12(d)(1)(E) of the 1940 Act, the Company will comply with the following conditions for it to hold shares of any Fund in one or more unregistered separate accounts that is an investment company:

   8.1. The Company represents that either the Company or the principal underwriter of any unregistered separate account holding Fund shares is a broker or dealer registered under the 1934 Act or is controlled (as defined in the 1940 Act) by a broker or dealer registered under the 1934 Act.

   8.2. The Company will not hold any other investment security (as defined in Section 3 of the 1940 Act) in the corresponding subaccount of an unregistered separate account that holds shares of a Fund.

   8.3. The Company will seek instructions from holders of interests in an unregistered separate account holding Fund shares with regard to the voting of all proxies solicited in connection with a Fund and will vote those proxies only in accordance with those instructions, or the Company will vote Fund shares held in its unregistered separate accounts in the same proportion as the vote of all of the Fund's other shareholders.

   8.4. The Company will not substitute another security for shares of a Fund held in an unregistered separate account unless the SEC approves the substitution in the manner provided in Section 26 of the 1940 Act.

                                  ARTICLE IX.
                                 Miscellaneous

   9.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

   9.2. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   9.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

   9.4. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Iowa.

   9.5. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

   9.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

   9.7. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

   9.8. Neither this Agreement nor any rights or obligations hereunder may be assigned by a party without the prior written approval of the other parties.

   9.9. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by the parties.

   9.10. The parties are entering into this Agreement in anticipation of certain Funds of PVC acquiring substantially all the assets and assuming certain liabilities of the funds of WM Variable Trust, an open-end management investment company registered under the laws of the Commonwealth of Massachusetts (the "Fund Combinations"). This Agreement shall become effective as to each Fund listed on Schedule A as of the time that the corresponding fund of WM Variable Trust is combined with that Fund. At the time this Agreement becomes effective with respect to a Fund, any comparable agreement to which the Company and PFDI are parties and which relates to the corresponding fund of WM Variable Trust shall terminate. The Fund

Combinations will be effected after the Adviser has acquired all the outstanding shares of WM Advisors, Inc. ("WMA"), the adviser to WM Variable Trust. WM Variable Trust and WMA are the applicants which requested the Exemptive Order, which, subject to compliance with its terms and conditions, provides exemptive relief from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, for the variable annuity and variable life insurance separate accounts of any insurance company which invest in the shares of an investment company that is designed to fund insurance products and for which an affiliate of WMA serves as the principal underwriter. PFDI represents that it was at the time the Exemptive Order was issued and has been since then an affiliate of WMA and the principal underwriter for WM Variable Trust and that, while this Agreement is in effect, it will continue to be an affiliate of WMA and will be a principal underwriter for the Class 1 shares of all the Funds of PVC to which this Agreement applies.

   9.11. Force Majeure. Either party is excused from performance and shall not be liable for any delay in performance or non-performance, in whole or in part, caused by the occurrence of any event or contingency beyond the control of the parties including, but not limited to, work stoppages, fires, civil disobedience, riots, rebellions, natural disasters, acts of God, and acts of war or terrorism. The party who has been so affected shall promptly give written notice to the other Party and shall use its best efforts to resume performance. Upon receipt of such notice, all obligations under this Agreement shall be immediately suspended for the duration of such force majeure event.

   9.12. Dispute Resolution. The parties hereby mutually agree to use their best efforts to seek an amicable solution to any controversy or dispute regarding the subject matter hereof. Any unresolved controversy, claim or dispute shall be submitted to binding arbitration in accordance with the Commercial Rules of the American Arbitration Association and judgment upon any such award may be entered in any court having jurisdiction thereof. Arbitration shall be conducted by a single arbitrator who shall have the authority to grant any and all appropriate relief, including, but not limited to, granting injunctive relief or demanding specific performance. The arbitrator may make an initial determination of the location of the arbitration or whether proceedings may ensue based entirely upon documentary evidence. Unless otherwise mutually agreed in writing by the parties, said determination by the arbitrator shall become final and binding 3 days after the arbitrator's ruling. Arbitration costs and expenses shall be borne equally by the parties. Each party hereby agrees to waive and suspend enforcement of any and all rights pursuant to this and all related agreements during the pendency of such arbitration proceedings.

   IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.

                                 AMERICAN GENERAL LIFE INSURANCE COMPANY

                                 By:    /S/ DOUG ISRAEL
                                        -----------------------------------
                                 Name:  Doug Israel
                                 Title: Senior Vice President Product
                                        Development

                                 PRINCIPAL VARIABLE CONTRACTS FUND, INC.

                                 By:    /S/ RALPH C. EUCHER
                                        -----------------------------------
                                 Name:  Ralph C. Eucher
                                 Title: President and Chief Executive Officer

                                 PRINCIPAL FUNDS DISTRIBUTOR, INC.

                                 By:    /S/ DEBRA RAMSEY
                                        -----------------------------------
                                 Name:  Debra Ramsey
                                 Title:

                                  Schedule A
         Separate Accounts, Associated Contracts, and Available Funds

Name of Separate Account and           Contracts Funded
Date Established                       By Separate Account
----------------------------           ---------------------------------------
American General Life Insurance        WM Strategic Asset Manager
Company Separate Account D,            WM Advantage Flexible Payment Variable
established November 19, 1973          and Fixed Individual Deferred Annuity

Class 1 Shares of the following Funds of PVC will be made available to the Company as the sponsor of the Accounts:

                    Principal Variable Contracts Fund, Inc.

                    Diversified International Account
                    Equity Income Account I
                    Growth Account
                    Income Account
                    LargeCap Blend Account
                    MidCap Stock Account
                    Money Market Account
                    Mortgage Securities Account
                    Real Estate Securities Account
                    Short-Term Income Account
                    SmallCap Growth Account
                    SmallCap Value Account
                    West Coast Equity Account
                    Balanced Portfolio
                    Conservative Balanced Portfolio
                    Conservative Growth Portfolio
                    Flexible Income Portfolio
                    Strategic Growth Portfolio

                                   Exhibit 1

                                      PVC
                        NAV ERROR CORRECTION PROCEDURES

NAV Error Identification

If an NAV error is less than $.01 per share on a given day, it is immaterial and no corrective action is necessary. If the error equals or exceeds $.01 per share, then it is considered material and corrective action must be taken. The procedure for analyzing the per share impact of an error will be to divide the amount of error by shares outstanding on each day the error exists.

NAV Error Resolution/Correction

Once an error is determined to equal or exceed $.01 per share, a second decision point must be analyzed to determine the appropriate corrective action. If the difference in NAV is less than 0.5% of the corrected NAV, then the fund must be made whole, but individual transactions do not need to be reprocessed. The payment for making the fund whole will be based on net shareholder transactions on each day the error exists.

If the difference in NAV equals or exceeds 0.5% of the corrected NAV, then the fund must be made whole and individual transactions also must be reprocessed. However, if the dollar amount per shareholder is equal to or less than $10, then that transaction need not be reprocessed.

Procedure

Principal Management Corporation's Fund Accounting Group will review each NAV error on a case-by-case basis and apply the methodology discussed above. A file will be maintained that contains all of the information and decisions made regarding each NAV error occurrence. A summary of NAV errors is reviewed at least annually by the Audit Committee of the Board.

                                   Exhibit 2

                                PROCEDURES FOR
                          COMPLIANCE WITH RULE 22c-2
                              UNDER THE 1940 ACT

   These procedures are included in this Agreement to effect compliance with Rule 22c-2 under the 1940 Act, which requires every mutual fund (or on the fund's behalf, the principal underwriter or transfer agent) to enter into a written agreement with each financial intermediary which sells shares, or otherwise maintains accounts which hold shares, of the fund for the benefit of a shareholder, pursuant to which the intermediary agrees, upon request by the fund, to provide certain shareholder and account information, and to execute any instructions from the fund to restrict or prohibit further purchases or exchanges by a shareholder who has been identified by the fund as having engaged in transactions that violate policies established by the fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the fund (the "Procedures").

1. Definitions. For purposes of these Procedures, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

The tem "Intermediary" shall mean (i) any broker, dealer, bank, or other entity that holds securities of record issued by the Fund in nominee name; (ii) in the case of a participant-directed employee benefit plan that owns securities issued by the Fund (1) a retirement plan administrator under ERISA or (2) any entity that maintains the plan's participant records; and (iii) an insurance company separate account.

The tem "Fund" shall mean either (i) an investment adviser to or administrator for the Funds; (ii) the principal underwriter or distributor for the Funds; or
(iii) the transfer agent for the Funds. The term not does include any "excepted funds" as defined in SEC Rule 22c-2(b) under the Investment Company Act of 1940.

The term "Shares" means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

The term "Shareholder" means the holder of interests in a variable annuity or variable life insurance contract issued by the Intermediary ("Contract"), or a participant in an employee benefit plan with a beneficial interest in a contract.

The term "Shareholder-Initiated Transfer Purchase" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of "dollar cost averaging" programs, asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; or
(iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract.

The term "Shareholder-Initiated Transfer Redemption" means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Contract; (iii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or
(iv) as a result of payment of a death benefit from a Contract.

The term "written" includes electronic writings and facsimile transmissions.

2. Agreement to Provide Information. Beginning no later than April 17, 2007 or such other date as the SEC may designate as the date by which mutual funds must be in compliance with Rule 22c-2, the Intermediary agrees to provide the Fund or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government-issued identifier ("GII") and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Intermediary during the period covered by the request. Unless otherwise specifically requested by the Fund, this section shall be read to require Intermediary to provide only that information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

(a) Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(b) Timing of Requests. Fund requests for Shareholder information shall be made no more frequently than quarterly except as the Fund deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(c) Form and Timing of Response. (a) Intermediary agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in paragraph 2. If requested by the Fund or its designee, Intermediary agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph 2 is itself a financial intermediary ("indirect intermediary") and, upon further request of the Fund or its designee, promptly either
(i) provide (or arrange to have provided) the information set forth in paragraph 2 for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Intermediary additionally agrees to inform the Fund whether it plans to perform
(i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or its designee and the Intermediary. To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

(d) Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Agreement for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.

(e) Agreement to Restrict Trading. Intermediary agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through the Intermediary's account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Intermediary. Instructions must be received by us at the following address, or such other address that Intermediary may communicate to you in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:

                    American General Life Insurance Company
                    Annuity Administration Department
                    P.O. Box 1401
                    Houston, Texas 77251-1401

(f) Form of Instructions. Instructions must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates. Upon request of the Intermediary, Fund agrees to provide to the Intermediary, along with any written instructions to prohibit further purchases or exchanges of Shares by Shareholder, information regarding those trades of the contract holder that violated the Fund's policies relating to eliminating or reducing any dilution of the value of the Fund's outstanding Shares.

(g) Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary.


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

(h) Confirmation by Intermediary. Intermediary must provide written confirmation to the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

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